Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2011 SECOND QUARTER RESULTS

Record GeneXpert® System Placements Contribute to Record Revenue

SUNNYVALE, California, July 21, 2011 – Cepheid (Nasdaq: CPHD) today reported revenue for the second quarter of 2011 of $67.0 million. Net income was $1.8 million, or $0.03 per share, which compares to revenue of $49.6 million and a net loss of $1.8 million, or $(0.03) per share, in the second quarter of 2010.

Excluding amortization of purchased intangible assets and employee stock-based compensation expense, non-GAAP net income for the second quarter was $7.2 million, or $0.11 per share. This compares to a non-GAAP net income of $2.9 million, or $0.05 per share, in the second quarter of 2010.

“Our Clinical business demonstrated particularly strong momentum in the second quarter, with rapid adoption of our GeneXpert system and Xpert® test menu contributing, once again, to record financial results,” said John Bishop, Cepheid’s Chief Executive Officer. “With eleven highly accurate, rapid and easy-to-use Xpert tests now available in the United States, and twelve available internationally, Cepheid customers are increasingly recognizing the economic benefit and the unique flexibility and workflow efficiencies offered by the GeneXpert system which, we believe, is quickly establishing itself as the molecular platform of choice.”

Operational Overview

•	Total product sales of $63.6 million in the second quarter of 2011 compared to $48.6 million in the second quarter of 2010. By business, product sales were, in millions:

	Three Months Ended June 30,
	2011	2010	Change
Clinical Systems	$13.2	$8.6	53%
Clinical Reagents	44.1	31.6	40%

Total Clinical	57.3	40.2	42%

Non-Clinical	6.3	8.4	-25%

Total Product Sales	$63.6	$48.6	31%

•	By geography, product sales were, in millions:

	Three Months Ended June 30,
	2011	2010	Change
North America
Clinical	$42.1	$31.2	35%
Non-Clinical	5.6	7.0	-19%

Total North America	47.7	38.2	25%

International
Clinical	15.2	9.0	69%
Non-Clinical	0.7	1.4	-53%

Total International	15.9	10.4	52%

Total Product Sales	$63.6	$48.6	31%

•

During the quarter, Cepheid installed a total of 148 GeneXpert systems in its commercial Clinical business. Additionally, the company placed a total of 38 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 2,224 GeneXpert systems have been placed worldwide as of June 30, 2011.

•	GAAP gross margin on product sales was 54% and non-GAAP gross margin on product sales was 55%, which compares to 48% and 50%, respectively, in the second quarter of 2010.

•	Cash and cash equivalents were $98.3 million as of June 30, 2011.

•	DSO was 42 days.

Business Outlook

For the fiscal year ending December 31, 2011, the company expects:

•	Total revenue to be in the range of $265 to $270 million;

•	Net income in the range of $0.08 to $0.11 per share;

•	Non-GAAP net income in the range of $0.41 to $0.44 per share.

Expected non-GAAP net income excludes approximately $20 million related to stock compensation expense and approximately $2 million related to the amortization of acquired intangibles. The fully diluted GAAP share count for the year is expected to be approximately 66 million and the fully diluted non-GAAP share count for the year is expected to be approximately 67 million.

Accessing Cepheid’s Second Quarter Results’ Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, July 21, 2011 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 804-6926 or (857) 350-1672, and entering participant code 75697734. A replay will be available for seven days beginning at 4:00 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 or (617) 801-6888, with passcode 67835349.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net income/loss, including on a non-GAAP basis. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

# # # #

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
System sales	$14,138	$9,808	$26,829	$20,725
Reagent and disposable sales	49,454	38,840	94,400	75,105

Total product sales	63,592	48,648	121,229	95,830
Other revenues	3,437	994	6,019	1,857

Total revenues	67,029	49,642	127,248	97,687

Costs and operating expenses:
Cost of product sales	29,254	25,215	54,564	51,286
Collaboration profit sharing	1,093	1,654	2,185	3,309
Research and development	13,915	10,150	27,489	19,851
Sales and marketing	11,879	9,260	23,326	18,245
General and administrative	8,905	5,848	16,535	11,563

Total costs and operating expenses	65,046	52,127	124,099	104,254

Income (loss) from operations	1,983	(2,485)	3,149	(6,567)
Other expense, net	(400)	(261)	(599)	(537)

Income (loss) before income taxes	1,583	(2,746)	2,550	(7,104)

Benefit from (provision for) income taxes	244	945	(196)	964

Net income (loss)	$1,827	$(1,801)	$2,354	$(6,140)

Basic net income (loss) per share	$0.03	$(0.03)	$0.04	$(0.10)

Diluted net income (loss) per share	$0.03	$(0.03)	$0.04	$(0.10)

Shares used in computing basic net income (loss) per share	62,120	59,493	61,638	59,216

Shares used in computing diluted net income (loss) per share	66,390	59,493	65,727	59,216

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$98,252	$79,538
Accounts receivable, net	31,072	28,010
Inventory	45,144	37,598
Prepaid expenses and other current assets	5,837	4,138

Total current assets	180,305	149,284
Property and equipment, net	30,010	27,438
Other non-current assets	682	607
Intangible assets, net	22,037	24,688

Goodwill	17,753	18,594

Total assets	$250,787	$220,611

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,291	$21,957
Accrued compensation	13,664	12,594
Accrued royalties	7,530	7,994
Accrued and other liabilities	1,790	1,288
Current portion of deferred revenue	8,616	8,207
Current portion of notes payable	1,696	1,679

Total current liabilities	57,587	53,719
Long-term portion of deferred revenue	3,661	4,057
Notes payable, less current portion	4,216	4,991
Other liabilities	3,288	4,182

Total liabilities	68,752	66,949

Shareholders’ equity:
Common stock	305,316	288,387
Additional paid-in capital	81,956	72,731
Accumulated other comprehensive income	591	726
Accumulated deficit	(205,828)	(208,182)

Total shareholders’ equity	182,035	153,662

Total liabilities and shareholders’ equity	$250,787	$220,611

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	(13,270)	(13,270)
	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$2,354	$(6,140)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	5,031	4,604
Amortization of intangible assets	3,452	3,472
Stock-based compensation related to employees and consulting services rendered	9,343	7,919
Unrealized gain on auction rate securities	—	(1,714)
Unrealized loss on put option	—	1,844
Deferred rent	32	31
Changes in operating assets and liabilities:
Accounts receivable	(3,527)	(4,703)
Inventory	(7,650)	437
Prepaid expenses and other current assets	(1,440)	(502)
Other non-current assets	(74)	(632)
Accounts payable and other current liabilities	2,113	(6,333)
Accrued compensation	1,069	(181)
Deferred revenue	13	257

Net cash provided by (used in) operating activities	10,716	(1,641)

Cash flows from investing activities:
Capital expenditures	(6,994)	(6,488)
Payments for technology licenses	(1,000)	(1,000)
Cost of acquisitions, net	(296)	(574)
Proceeds from the sales of short-term investments	—	12,975
Proceeds from the sale of fixed assets	20	78

Net cash provided by (used in) investing activities	(8,270)	4,991

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	16,962	7,520
Proceeds from notes payable	—	2,448
Principal payment of bank borrowing	—	(13,270)
Principal payment of notes payable	(757)	(111)

Net cash provided by (used in) financing activities	16,205	(3,413)

Effect of exchange rate change on cash	63	811

Net increase in cash and cash equivalents	18,714	748
Cash and cash equivalents at beginning of period	79,538	35,786

Cash and cash equivalents at end of period	$98,252	$36,534

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of product sales	$29,254	$25,215	$54,564	$51,286
Stock compensation expense	(435)	(537)	(934)	(1,007)
Amortization of purchased intangible assets	(345)	(361)	(689)	(689)

Non-GAAP measure of cost of product sales	$28,474	$24,317	$52,941	$49,590

Gross margin on product sales per GAAP	54%	48%	55%	46%
Gross margin on product sales per Non-GAAP	55%	50%	56%	48%

Operating expenses	$34,699	$25,258	$67,350	$49,659
Stock compensation expense	(4,508)	(3,636)	(8,409)	(6,912)
Amortization of purchased intangible assets	(107)	(128)	(215)	(209)

Non-GAAP measure of operating expenses	$30,084	$21,494	$58,726	$42,538

Income (loss) from operations	$1,983	$(2,485)	$3,149	$(6,567)
Stock compensation expense	4,943	4,173	9,343	7,919
Amortization of purchased intangible assets	452	489	904	898

Non-GAAP measure of income from operations	$7,378	$2,177	$13,396	$2,250

Net income (loss)	$1,827	$(1,801)	$2,354	$(6,140)
Stock compensation expense	4,943	4,173	9,343	7,919
Amortization of purchased intangible assets	452	489	904	898

Non-GAAP measure of net income	$7,222	$2,861	$12,601	$2,677

Basic net income (loss) per share	$0.03	$(0.03)	$0.04	$(0.10)
Stock compensation expense	0.08	0.07	0.15	0.13
Amortization of purchased intangible assets	0.01	0.01	0.01	0.02

Non-GAAP measure of net income per share	$0.12	$0.05	$0.20	$0.05

Diluted net income (loss) per share	$0.03	$(0.03)	$0.04	$(0.10)
Stock compensation expense	0.07	0.07	0.14	0.13
Amortization of purchased intangible assets	0.01	0.01	0.01	0.01

Non-GAAP measure of net income per share	$0.11	$0.05	$0.19	$0.04

Shares used in computing basic net income per share	62,120	59,493	61,638	59,216

Shares used in computing diluted net income per share	66,390	59,493	65,727	59,216
Incremental shares from the assumed conversion of dilutive stock options	977	3,935	997	3,793

Shares used in computing Non-GAAP diluted net income per share	67,367	63,428	66,724	63,009